U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2004

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

P.O. Box 95012, 8726 Barnard Street, Vancouver, B.C., Canada	V6P 6A6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 274 8004

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appoint of Principal Officers

Coffee Pacifica, Inc. issued a New Release dated September 2, 2004 to announce the appointment of Mr. Kent Jackson as Vice President US Sales, effective September 1, 2004. Mr. Jackson will be based in Kansas City, Kansas. Mr. Jackson will be responsible for the marketing and sales of green bean coffee in the continental United States. The initial appointment is for a period of twelve (12) months which may be renewed for an additional twelve (12) months. Mr. Jackson will be paid commission only on sales of green bean coffee. Mr. Jackson has 20 years of varied sales experience and has held numerous senior management positions, including U.S. Regional Sales Manager of a manufacturing company.

There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. There have been no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Mr. Jackson had or is to have a direct or indirect material interest.

Also, included in the News Release was the announcement of the appointment of three new directors, which was previously reported under the 8-K filed on August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                                COFFEE PACIFICA, INC.

Date: September 3, 2004                    /s/ Shailen Singh

                                                                Shailen Singh, President & CEO